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                                                                   Exhibit 10.13

                              AMENDED AND RESTATED
                              CONSULTING AGREEMENT

     This Amended and Restated Consulting Agreement (the "Restated Agreement"), dated as of June 30, 1999 by and between Packaging Dynamics, L.L.C., a Delaware limited liability company (the "Corporation"), and IPC, Inc., a Delaware corporation ("Ivex"), amends and restates, in its entirety, the Consulting Agreement, dated as of November 1998, by and between Ivex and the Corporation (the "Prior Agreement").

     WHEREAS, Ivex and the Corporation desire to amend and restate the Prior Agreement on the terms and conditions set forth in this Restated Agreement;

     NOW, THEREFORE, it is mutually agreed as follows:

     1.   Effectiveness of Restated Agreement. As of the date hereof, the Prior
          -----------------------------------
Agreement shall be amended and restated in its entirety as set forth herein.

     2.   Services. The Corporation hereby retains Ivex to render consulting
          --------
services to Packaging Holdings, L.L.C. ("Holdings"), the Corporation and the Corporation's subsidiaries and Ivex hereby agrees to render such services for the period commencing on the date hereof and continuing until such time as this Restated Agreement shall be terminated by any party hereto. Ivex shall render such consulting services to Holdings, the Corporation and its subsidiaries in connection with such financial, management and other matters relating to their business and operations and at such times and locations as Holdings, the Corporation or such subsidiaries may from time to time reasonably request.

     3.   Fees and Term.
          -------------

          (a) As compensation for Ivex's consulting services rendered pursuant to Section 1, the Corporation will pay, subject to the terms of the Corporation"s senior credit facility, an annual fee of $750,000. Such fee shall be payable quarterly in arrears on each March 31/st/, June 30/th/, September 30/th/ and December 31/st/, commencing on December 31, 1998 so long as this Restated Agreement continues in effect; provided, however, any fees (the payment
                                        --------  -------
of which are prohibited by the Corporation"s senior credit facility) shall accrue until paid in full.

          (b) The Corporation shall pay the other reasonable fees and out-of-pocket expenses of Ivex in connection with its

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services rendered under this Restated Agreement upon submission of receipts and/or other documentation to the Corporation.

          (c) This Restated Agreement shall commence on the date hereof and shall continue in effect until the fifth (5/th/) anniversary of the date hereof and shall thereafter automatically extend for successive additional two (2) year periods; provided, however, that each party shall have the opportunity to give
         --------  -------
written notice of termination during the ninety (90) day period prior to the end of each such two (2) year period and if such written notice is given, the termination shall be effective on the last day of such two (2) year period; provided, further, however, that after a Change of Control (as hereinafter
--------  -------  -------
defined), the Corporation shall have the right to terminate this Restated Agreement upon written notice.

     For purposes of this Section, a "Change of Control" means any of the following: (i) the direct or indirect sale, lease, conveyance or other disposition of all or substantially all of the assets of the Corporation, Holdings, Ivex or Ivex Packaging Corporation to any Person or "group" (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement) in one or a series of transactions; (ii) the liquidation or dissolution of the Corporation, Holdings, Ivex or Ivex Packaging Corporation; or (iii) any transaction or series of transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement) acquiring after the date hereof "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement), directly or indirectly, of more than 50% of the aggregate membership interests or common stock, as the case may be, in the Corporation, Holdings, Ivex or Ivex Packaging Corporation (other than any such acquisition by, or by any such "group" that is controlled by, as the case may be, the Corporation or Ivex Packaging Corporation as of the date of this Agreement).

     4.   Indemnity. Except as prohibited by law or as set forth below, the
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Corporation agrees to indemnify and hold harmless Ivex, its affiliates, successors and assigns and their respective employees, agents, and representatives against all costs and expenses (including attorney"s fees, costs and disbursements) and any damages, liabilities or penalties paid or incurred by any of them in connection with any actual or threatened claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or other, in which any such person may be involved, as a party, witness or otherwise, or threatened to be involved by

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reason of such person's activities pursuant to this Restated Agreement;
provided, however, that no such right of indemnification shall exist in any case
--------  -------
where the act or failure to act giving rise to the claim to indemnification is determined by a court to have constituted willful misconduct or recklessness or gross negligence on the part of such indemnified person. If this Section 4 or any portion thereof shall be invalidated on any grounds by any court of competent jurisdiction, the Corporation shall nevertheless indemnify any person entitled to indemnification hereunder as to any expenses and liabilities paid or incurred by such person in connection with any actual or threatened action to the fullest extent permitted by any applicable portion of this Section 4 that shall not have been invalidated, to the fullest extent permitted by applicable law. The rights under this Section 4 shall survive the termination of this Restated Agreement.

     5. Any notice required to be given hereunder shall be in writing and shall be deemed sufficient if delivered in person, mailed by pre-paid certified or registered mail, return receipt requested, by reputable overnight courier service or by telecopy transmission as follows:

               (i)  if to the Corporation:

                    Packaging Dynamics, L.L.C.
                    c/o Ivex Packaging Corporation
                    100 Tri-State Drive
                    Suite 200
                    Lincolnshire, Illinois 60069
                    Telephone: (847) 945-9100
                    Telecopy: (847) 945-2355
                    Attention: Vice President and
                               General Counsel

                    with a copy to:

                    Oakhill Partners, Inc.
                    65 East 55/th/ Street, 32/nd/ Floor
                    New York, New York 10022
                    Telephone: (212)326-1500
                    Telecopy: (212)838-5411
                    Attention: Mr. Anthony P. Scotto

               (ii) if to Ivex:

                    IPC, Inc.
                    c/o Ivex Packaging Corporation
                    100 Tri-State Drive
                    Suite 200

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                    Lincolnshire, Illinois 60069
                    Telephone: (847) 945-9100
                    Telecopy: (847) 945-2355
                    Attention: Vice President and
                               General Counsel

     Any party, by notice to the other party hereto, may designate additional or different addresses for subsequent notices or communications.

     6. This Restated Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This Restated Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including any corporation into which the Corporation shall consolidate or merge or to which it shall transfer substantially all of its assets. This Restated Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely within such state.

     This Restated Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Restated
Agreement as of the day and year first above written.

                                               PACKAGING DYNAMICS, L.L.C.


                                               By: /s/ Frank V. Tannura
                                                   -----------------------------



                                               IPC, INC.

                                               By: /s/ Frank V. Tannura
                                                   -----------------------------